Exhibit 99.1

THE MARCUS CORPORATION REPORTS SECOND QUARTER FISCAL 2019 RESULTS

Marcus Theatres achieves record revenue and operating income; outperforms the industry

Milwaukee, July 25, 2019… The Marcus Corporation (NYSE: MCS) today reported results for the second quarter of fiscal 2019 ended June 27, 2019.

Second Quarter Fiscal 2019 Highlights

•	Total revenues for the second quarter of fiscal 2019 were $232,500,000 a 20.3% increase from total revenues of $193,298,000 for the second quarter of fiscal 2018.
•	Operating income was $27,475,000 for the second quarter of fiscal 2019, a 5.6% decrease from operating income of $29,107,000 for the prior year quarter.
•	Net earnings attributable to The Marcus Corporation were $18,066,000 for the second quarter of fiscal 2019, a 3.0% decrease from net earnings attributable to The Marcus Corporation of $18,619,000 for the same period in fiscal 2018.
•	Net earnings per diluted common share attributable to The Marcus Corporation were $0.58 for the second quarter of fiscal 2019, a 10.8% decrease from net earnings per diluted common share attributable to The Marcus Corporation of $0.65 for the second quarter of fiscal 2018.
•	Adjusted net earnings attributable to The Marcus Corporation were $20,169,000 for the second quarter of fiscal 2019, an 8.3% increase from Adjusted net earnings attributable to The Marcus Corporation of $18,619,000 for the second quarter of fiscal 2018.
•	Adjusted net earnings per diluted common share attributable to The Marcus Corporation were $0.64 for the second quarter of fiscal 2019, a 1.5% decrease from Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $0.65 for the prior year second quarter.
•	Adjusted EBITDA was $49,543,000 for the second quarter of fiscal 2019, a 12.0% increase from Adjusted EBITDA of $44,248,000 for the second quarter of 2018.

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•	Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the impact of certain nonrecurring preopening expenses related to the conversion of the former InterContinental Milwaukee hotel into Saint Kate – The Arts Hotel, as well as nonrecurring acquisition expenses related to the Movie Tavern acquisition.

First Half Fiscal 2019 Highlights

•	Total revenues for the first half of fiscal 2019 were a record $402,539,000, an 11.4% increase from revenues of $361,489,000 for the first half of fiscal 2018.
•	Operating income was $32,425,000 for the first half of fiscal 2019, a 29.7% decrease from operating income of $46,123,000 for the first half of fiscal 2018.
•	Net earnings attributable to The Marcus Corporation were $19,926,000 for the first half of fiscal 2019, a 29.9% decrease from net earnings attributable to The Marcus Corporation of $28,440,000 for the first half of fiscal 2018.
•	Net earnings per diluted common share attributable to The Marcus Corporation were $0.64 for the first half of fiscal 2019, a 36.0% decrease from net earnings per diluted common share attributable to The Marcus Corporation of $1.00 for the first half of fiscal 2018.
•	Adjusted net earnings attributable to The Marcus Corporation were $24,279,000 for the first half of fiscal 2019, a 14.6% decrease from Adjusted net earnings attributable to The Marcus Corporation of $28,440,000 for the first half of fiscal 2018.
•	Adjusted net earnings per diluted common share attributable to The Marcus Corporation were $0.78 for the first half of fiscal 2019, a 22.0% decrease from Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $1.00 for the first half of fiscal 2018.
•	Adjusted EBITDA was $74,299,000 for the first half of fiscal 2019, a 1.9% decrease from Adjusted EBITDA of $75,764,000 for first half of fiscal 2018.
•	Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the impact of certain nonrecurring preopening expenses related to the conversion of the former InterContinental Milwaukee hotel into Saint Kate – The Arts Hotel, as well as nonrecurring acquisition expenses related to the Movie Tavern acquisition.

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“We reported record revenues in the second quarter and first half of fiscal 2019 primarily due to increased revenues from the theatre division,” said Gregory S. Marcus, president and chief executive officer of The Marcus Corporation. “Despite a slightly weaker film slate and the fact that we are comparing our results to our best reported quarter of all time, Marcus Theatres achieved both record revenue and operating income in the quarter due to contributions from the recently acquired Movie Tavern circuit. And were it not for the nonrecurring expenses related to the conversion of the InterContinental Milwaukee into Saint Kate – The Arts Hotel, our hotel division would have reported increased operating income, as well.”

Marcus Theatres®

Revenues and operating income for Marcus Theatres increased 29.4% and 1.2%, respectively, in the second quarter of fiscal 2019 compared to the second quarter of fiscal 2018. Our comparable theatres outperformed the national box office by nearly one percentage point in the second quarter, according to data received from Rentrak.

“Our record results were driven by the contributions from our new Movie Tavern by Marcus theatres, aided by the blockbuster performance of Avengers: Endgame, which shattered all attendance records we had for any other title,” said Rolando Rodriguez, chairman, president and chief executive officer of Marcus Theatres. “The investments we have made in our circuit, including our premium large format screens, signature DreamLoungerSM recliner seating, and innovative food and beverage offerings, ideally position Marcus Theatres to capitalize on the appeal of huge blockbuster films such as Avengers: Endgame, which saw nearly around-the-clock showings during its extended run.”

The division continued to invest in existing theatres in the fiscal 2019 second quarter, adding DreamLounger recliner seating to three Movie Tavern by Marcus locations. In addition, 11 Movie Tavern by Marcus auditoriums were converted to SuperScreen DLX® formats, with 10 additional Movie Tavern by Marcus auditoriums slated for conversion in the third quarter. DreamLounger upgrades currently underway at one Movie Tavern by Marcus location and one Marcus Weherenberg location are expected to be completed in the fourth quarter.

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“We are pleased with the continued progress of the Movie Tavern integration,” said Rodriguez. “Although the Movie Tavern by Marcus theatres were affected by the slightly weaker film slate as were our other locations, these theatres outperformed the national box office on a relative basis during the quarter. This reaffirms that our innovative programs and marketing strategies are having a positive impact on their performance. For example, we introduced our Magical Movie Rewards® loyalty program at all Movie Tavern by Marcus locations in the second quarter and we are encouraged by the initial response to the program.”

“Looking ahead, we are excited for the fall opening of the first new Movie Tavern by Marcus at Brookfield Square in Brookfield, Wis.,” added Rodriguez. “The theatre will have eight auditoriums all with DreamLounger recliner seating, including one SuperScreen DLX auditorium with immersive Dolby Atmos sound and heated recliner seating. We are looking forward to introducing this new concept in our home market.”

The five top-performing films for Marcus Theatres in the fiscal 2019 second quarter were Avengers: Endgame, Aladdin, Toy Story 4, John Wick: Chapter 3 – Parabellum and The Secret Life of Pets 2. Rodriquez said the third quarter is off to a good start, with the continued success of Toy Story 4, as well as recently opened films including Spider-Man: Far From Home and The Lion King. Additional films opening through the end of the third quarter include Fast & Furious Presents: Hobbs & Shaw, Angry Birds 2, It Chapter Two, and Rambo: Last Blood. The anticipated film slate for the fourth quarter of fiscal 2019 is expected to be strong and will include films such as Joker, Terminator: Dark Fate, Frozen 2, Jumanji: The Next Level and Star Wars: The Rise of Skywalker.

Marcus® Hotels & Resorts

Marcus Hotels & Resorts’ revenue per available room (RevPAR) for comparable company-owned properties increased 3.4% in the second quarter and 1.2% for the first half of fiscal 2019. Excluding the Hilton Madison Monona Terrace hotel in Madison, Wis., which was undergoing an extensive renovation, revenue per available room increased 5.4% for the quarter and 4.3% for the first half of fiscal 2019.

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“As expected, operating income in our hotels division declined during the second quarter and first half of fiscal 2019 due entirely to the preopening expenses related to the conversion of the InterContinental Milwaukee hotel into Saint Kate – The Arts Hotel,” said Marcus. “Excluding this hotel, operating income would have improved by 5.0% during the second quarter and 27.0% for the first half of fiscal 2019. Strong group business at several hotels and a continued focus on cost controls and operating efficiencies contributed to the division’s solid quarter.”

“In June, we opened Saint Kate to an eager community of travelers, local residents and the arts community after being closed since early January. We are thrilled with the transformation of this property and are encouraged by the reception it has received,” said Marcus.

Marcus said the renovation of the 240-room Hilton Madison, which negatively impacted fiscal 2019 reported results, is now largely complete and includes all guest rooms, the lobby, and the hotel’s food and beverage outlets. A new one-of-a-kind event space is also being created to provide an exceptional setting for business meetings and social events.

At the beginning of the fiscal 2019 second quarter, Marcus Hotels & Resorts assumed management of the Hyatt Regency Schaumburg hotel in Schaumburg, Ill. This 468-room hotel is located just 15 miles from Chicago O’Hare International Airport and close to popular leisure attractions and business hubs. The Heidel House Resort and Spa, which was also managed by Marcus Hotels & Resorts, closed in May. The division now owns and/or manages 21 hotels, resorts and other properties in nine states.

Conference Call and Webcast

Marcus Corporation management will hold a conference call today, Thursday, July 25, 2019, at 10:00 a.m. Central/11:00 a.m. Eastern time. Interested parties may listen may listen to the call live on the internet through the investor relations section of the company's website: www.marcuscorp.com, or by dialing 1-574-990-3059 and entering the passcode 9268686. Listeners should dial in to the call at least 5-10 minutes prior to the start of the call or should go to the website at least 15 minutes prior to the call to download and install any necessary audio software.

A telephone replay of the conference call will be available through Thursday, August 1, 2019, by dialing 1-855-859-2056 and entering passcode 9268686. The webcast will be archived on the company’s website until its next earnings release.

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Non-GAAP Financial Measures

Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The company defines Adjusted net earnings attributable to The Marcus Corporation as net earnings attributable to The Marcus Corporation adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance and the tax effect related to those items. The company defines Adjusted net earnings per diluted common share attributable to The Marcus Corporation as Adjusted net earnings attributable to The Marcus Corporation divided by diluted weighted average shares outstanding. The company defines Adjusted EBITDA as net earnings attributable to The Marcus Corporation before investment income, interest expense, other expense, gain or loss on disposition of property, equipment and other assets, equity earnings or losses from unconsolidated joint ventures, net earnings or losses attributable to noncontrolling interests, income taxes and depreciation and amortization, adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance. Reconciliations of these measures to the equivalent measures under GAAP are set forth in the attached tables.

Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are key measures used by management and the company’s board of directors to assess the company’s financial performance and enterprise value. The company believes that Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are useful measures, as they eliminate certain expenses that are not indicative of the company’s core operating performance and facilitate a comparison of the company’s core operating performance on a consistent basis from period to period. The company also uses Adjusted EBITDA as a basis to determine certain annual cash bonuses and long-term incentive awards, to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate industry competitors.

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Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are non-GAAP measures of the company’s financial performance and should not be considered as alternatives to net earnings or diluted earnings per share as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the company’s future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net earnings attributable to The Marcus Corporation and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management’s discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. In evaluating Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, such as acquisition expenses, preopening expenses, accelerated depreciation and other adjustments. The company’s presentation of Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA should not be construed to imply that the company’s future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA differ among companies in our industries, and therefore Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA disclosed by the company may not be comparable to the measures disclosed by other companies.

About The Marcus Corporation

Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or manages 1,098 screens at 90 locations in 17 states. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 21 hotels, resorts and other properties in nine states. For more information, please visit the company’s website at www.marcuscorp.com.

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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division, as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (2) the effects of adverse economic conditions in our markets, particularly with respect to our hotels and resorts division; (3) the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets; (4) the effects of competitive conditions in our markets; (5) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (6) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our businesses; (7) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (8) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (9) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States or other incidents of violence in public venues such as hotels and movie theatres; (10) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders; and (11) our ability to timely and successfully integrate the Movie Tavern operations into our own circuit.. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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THE MARCUS CORPORATION
Consolidated Statements of Earnings
(Unaudited)
(in thousands, except per share data)

	13 Weeks Ended		26 Weeks Ended
	June 27,	June 28,	June 27,	June 28,
	2019	2018	2019	2018
Revenues:
Theatre admissions	$83,055	$69,607	$142,024	$132,613
Rooms	28,194	29,118	47,132	49,789
Theatre concessions	67,920	46,798	115,075	88,211
Food and beverage	18,615	18,836	34,398	34,639
Other revenues	22,533	20,023	43,362	39,549
	220,317	184,382	381,991	344,801
Cost reimbursements	12,183	8,916	20,548	16,688
Total revenues	232,500	193,298	402,539	361,489

Costs and expenses:
Theatre operations	76,193	61,153	132,571	115,808
Rooms	10,309	10,567	19,344	20,068
Theatre concessions	25,049	12,976	42,318	24,937
Food and beverage	14,902	14,899	28,511	28,964
Advertising and marketing	6,101	6,025	11,011	11,139
Administrative	18,950	18,558	36,809	35,840
Depreciation and amortization	18,273	14,426	34,258	28,330
Rent	6,878	2,585	12,281	5,536
Property taxes	5,468	4,779	10,861	9,993
Other operating expenses	10,719	9,307	21,602	18,063
Reimbursed costs	12,183	8,916	20,548	16,688
Total costs and expenses	205,025	164,191	370,114	315,366

Operating income	27,475	29,107	32,425	46,123

Other income (expense):
Investment income (loss)	175	27	648	(9)
Interest expense	(3,093)	(3,511)	(6,152)	(6,820)
Other expense	(480)	(496)	(960)	(992)
Loss on disposition of property, equipment and other assets	(147)	(408)	(140)	(408)
Equity earnings (losses) from unconsolidated joint ventures, net	(84)	200	(168)	252
	(3,629)	(4,188)	(6,772)	(7,977)

Earnings before income taxes	23,846	24,919	25,653	38,146
Income taxes	5,609	6,207	5,622	9,628
Net earnings	18,237	18,712	20,031	28,518
Net earnings attributable to noncontrolling interests	171	93	105	78
Net earnings attributable to The Marcus Corporation	$18,066	$18,619	$19,926	$28,440

Net earnings per common share attributable to
The Marcus Corporation - diluted	$0.58	$0.65	$0.64	$1.00

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THE MARCUS CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)	(Audited)
	June 27,	December 27,
	2019	2018

Assets:

Cash, cash equivalents and restricted cash	$16,479	$21,927
Accounts and notes receivable	28,072	25,684
Refundable income taxes	404	5,983
Other current assets	18,904	15,355
Property and equipment, net	935,188	840,043
Operating lease right-of-use assets	234,064	-
Other assets	118,568	80,339

Total Assets	$1,351,679	$989,331

Liabilities and Shareholders' Equity:
Accounts payable	$47,231	$37,452
Taxes other than income taxes	20,278	18,743
Other current liabilities	68,105	77,192
Current portion of finance lease obligations	3,983	5,912
Current portion of operating lease obligations	12,967	-
Current maturities of long-term debt	9,945	9,957
Finance lease obligations	21,990	22,208
Operating lease obligations	225,762	-
Long-term debt	239,950	228,863
Deferred income taxes	41,691	41,977
Deferred compensation and other	47,435	56,908
Equity	612,342	490,119

Total Liabilities and Shareholders' Equity	$1,351,679	$989,331

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THE MARCUS CORPORATION
Business Segment Information
(Unaudited)
(In thousands)

	Theatres	Hotels/ Resorts	Corporate Items	Total
13 Weeks Ended June 27, 2019
Revenues	$162,387	$69,971	$142	$232,500
Operating income (loss)	28,219	4,016	(4,760)	27,475
Depreciation and amortization	13,353	4,832	88	18,273

13 Weeks Ended June 28, 2018
Revenues	$125,453	$67,713	$132	$193,298
Operating income (loss)	27,877	6,362	(5,132)	29,107
Depreciation and amortization	9,656	4,684	86	14,426

26 Weeks Ended June 27, 2019
Revenues	$277,272	$125,032	$235	$402,539
Operating income (loss)	40,813	863	(9,251)	32,425
Depreciation and amortization	24,480	9,599	179	34,258

26 Weeks Ended June 28, 2018
Revenues	$238,388	$122,881	$220	$361,489
Operating income (loss)	51,860	3,713	(9,450)	46,123
Depreciation and amortization	18,884	9,274	172	28,330

Corporate items include amounts not allocable to the business segments. Corporate revenues consist principally of rent and the corporate operating loss includes general corporate expenses.  Corporate information technology costs and accounting shared services costs are allocated to the business segments based upon several factors, including actual usage and segment revenues.

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THE MARCUS CORPORATION

Reconciliation of Adjusted net earnings and Adjusted net earnings per diluted common share

(Unaudited)

(In thousands, except per share data)

	13 Weeks Ended		26 Weeks Ended
	June 27,	June 28,	June 27,	June 28,
	2019	2018	2019	2018
Net earnings attributable to The Marcus Corporation	$18,066	$18,619	$19,926	$28,440
Add (deduct):
Acquisition/preopening expenses - theatres (a)	167	-	1,976	-
Preopening expenses - hotels (b)	2,679	-	3,914	-
Tax impact of adjustments to net earnings (c)	(743)	-	(1,537)	-
Adjusted net earnings attributable to The Marcus Corporation	$20,169	$18,619	$24,279	$28,440

Weighted ave. shares outstanding - diluted	31,401	28,621	30,948	28,534

Net earnings per diluted common share attributable to The Marcus Corporation	$0.58	$0.65	$0.64	$1.00
Adjusted net earnings per diluted common share attributable to The Marcus Corporation	$0.64	$0.65	$0.78	$1.00

(a) Acquisition and preopening costs incurred related to the Movie Tavern acquisition.

(b) Preopening costs incurred related to the 5+ month closure and conversion of the InterContinental Milwaukee into Saint Kate - The Arts Hotel.

(c) Represents the tax effect related to adjustments (a) and (b) to net earnings, calculated using statutory tax rate of 26.1%.

Reconciliation of Net earnings to Adjusted EBITDA

(Unaudited)

(In thousands)

	13 Weeks Ended		26 Weeks Ended
	June 27,	June 28,	June 27,	June 28,
	2019	2018	2019	2018
Net earnings attributable to The Marcus Corporation	$18,066	$18,619	$19,926	$28,440
Add (deduct):
Investment (income) loss	(175)	(27)	(648)	9
Interest expense	3,093	3,511	6,152	6,820
Other expense	480	496	960	992
Loss on disposition of property, equipment and other assets	147	408	140	408
Equity (earnings) losses from unconsolidated joint ventures, net	84	(200)	168	(252)
Net earnings attributable to noncontrolling interests	171	93	105	78
Income tax expense	5,609	6,207	5,622	9,628
Depreciation and amortization	18,273	14,426	34,258	28,330
Share-based compensation expenses (a)	949	715	1,726	1,311
Acquisition/preopening expenses - theatres (b)	167	-	1,976	-
Preopening expenses - hotels (c)	2,679	-	3,914	-
Adjusted EBITDA	$49,543	$44,248	$74,299	$75,764

(a) Non-cash charges related to share-based compensation programs.

(b) Acquisition and preopening costs incurred related to the Movie Tavern acquisition.

(c) Preopening costs incurred related to the 5+ month closure and conversion of the InterContinental Milwaukee into Saint Kate - The Arts Hotel.

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